GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE HYCROFT MINING HOLDING CORPORATION	))))	C.A. No. 2023-0394-LWW

[PROPOSED] ORDER GRANTING HYCROFT MINING HOLDING CORPORATION'S VERIFIED APPLICATION PURSUANT TO 8 *DEL. C.* § 205

WHEREAS, the Court having reviewed the Verified Application Pursuant to 8 *Del. C.* § 205 (the "Application") filed by Hycroft Mining Holding Corporation (the "Company"), the Court having considered the factors in 8 *Del. C.* § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this ___ day of ___________, 2023, that:

1. The May 29, 2020 stockholder vote approving the Charter Amendment Proposal is hereby validated and declared effective as of May 29, 2020.[1]

2. The Post-Acquisition Charter, including the filing and effectiveness thereof, is hereby validated and declared effective as of May 29, 2020.

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[1] Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Application.

3. The Amended Post-Acquisition Charter, including the filing and effectiveness thereof, is hereby validated and declared effective as of April 22, 2022.

4. The Class A Common Stock, and all other of the Company's securities that are convertible, exercisable or exchangeable into Class A Common Stock, and the issuance of Class A Common Stock and such other securities, described in the Application, whether already issued or to be issued pursuant to authorization under the Charter Amendments, are hereby validated and declared duly authorized.

5. For the avoidance of doubt, this Order validates the above-described corporate acts, notwithstanding any failures of authorization or potential failures of authorization or that such corporate acts may have been defective corporate acts, as described in the Application.

6. The action is hereby closed.

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Vice Chancellor Will

This document constitutes a ruling of the court and should be treated as such.

Court: DE Court of Chancery Civil Action

Judge: Lori W. Will

File & Serve Transaction ID: 69855111

Current Date: Apr 24, 2023

Case Number: 2023-0394-LWW

Case Name: In re Hycroft Mining Holding Corporation

Court Authorizer Comments:

The Application is granted pursuant to Section 205(a) of the Delaware General Corporation Law, and the Motion Seeking Declaratory relief filed by Travus Pope is denied, for the reasons set forth in the court's April 24, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 290 A.3d 1 (Del. Ch. 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

For the avoidance of doubt, the relief granted in this proceeding is unrelated to the pending matter captioned Pope v. Hycroft Mining Holding Corp., 2022-0957.

/s/ Judge Lori W. Will